Exhibit 23

J.A. MINNI & ASSOCIATES INC.

SUITE 1104-750 WEST PENDER STREET

CERTIFIED GENERAL ACCOUNTANT

VANCOUVER, BRITISH COLUMBIA

CANADA V6C 2T8

Jerry A. Minni, C.G.A. *

Geoffrey S. V. Pang, C.G.A., FCCA **

TELEPHONE:  (604)683-0343

FAX:  (604)683-4499

*   Incorporated Professional

** Associate

RE: CONSENT OF INDEPENDENT AUDITOR

I consent to the use in the Form 10-KSB of Bi-Optic Ventures Inc. of my auditor’s report, dated May 22, 2003, in connection with my audits of the financial statements of that Company, for the years ended February 28, 2003 and 2002, which report is included in the Form 10-KSB.

“J.A. Minni & Associates Inc.”

Certified General Accountant

Vancouver, B.C.

May 27, 2003